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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31777, 33-82164, 33-36415, 33-9383, 2-83732,
2-77309 and 2-64222) of Ducommun Incorporated of our report dated February 20, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 20, 2001 relating to the financial statement schedule, which appears in Form 10-K.



PricewaterhouseCoopers LLP

Los Angeles, California
February 26, 2001